CAPITAL NOTE

For value received, RELATED CORPORATE PARTNERS V, L.P., a Delaware limited partnership (the "Investor Limited Partner"), promises to pay to DALLAS/GLEN HILLS, L.P., a Texas limited partnership (the "Payee") at c/o Homes for America Holdings, Inc., 1725 DeSales Street, NW, Suite 300, Washington D.C. 20036,
Attention: Robert Kohn, or at such other address as the Payee shall in writing direct, the principal sum of Two Hundred Seventy Thousand Eight Hundred Forty-Six Dollars ($270,846) (the "Principal"), without interest, as follows:

(i) $270,846 (the "Second Payment") shall be payable within twenty (20) days after satisfaction of the Second Payment Conditions; provided, however, the Second Payment and/or the Third Payment may be increased or reduced as and to the extent provided in the Contribution Agreement and the Partnership Agreement.

This Note evidences the obligation of the Investor Limited Partner to pay a portion of any capital contributions for its Interest in the Payee as provided in the Amended and Restated Agreement of Limited Partnership of the Payee dated the date hereof (the "Partnership Agreement") and shall be subject to the provisions of Section 3.4 of that agreement and to the terms and conditions contained in Section 5 of that certain Contribution Agreement dated as of the date hereof, among the Payee, Payee's general partner and the Investor Limited Partner (the "Contribution Agreement"). Capitalized terms not defined herein shall have the meaning provided in the Partnership Agreement or in the Contribution Agreement.

Subject to the provisions of Section 3.4 of the Partnership Agreement and the Contribution Agreement, payment of the Principal shall be due hereunder within twenty (20) days after all of the conditions to payment of this Capital Note contained in Section 5 of the Contribution Agreement have been satisfied and Payee has delivered written notice evidencing same to the Investor Limited Partner, in form and substance satisfactory to the Investor Limited Partner. If the Investor Limited Partner disputes the occurrence of any event or satisfaction of any condition entitling the Payee to payment, payments hereunder shall be deferred until the resolution of such dispute; provided, however, that if the Investor Limited Partner fails to contest the matter in good faith and it is subsequently determined that the Payee was so entitled to such payment, the Investor Limited Partner shall pay interest on the payment at the Penalty Rate (as hereinafter defined) from the end of the 20-day period to the date of payment.

Neither the Investor Limited Partner nor any Partner thereof (whether a General Partner or a Limited Partner) nor any Person shall have any personal liability for payment of any amount due under this Note, or the performance of any obligation under or arising pursuant to this Note and, in the event of any default hereunder, the Payee (and its successors and assigns) shall look only to the Interest for performance hereunder. If, pursuant to the Partnership Agreement or any instrument executed or delivered incident thereto, the Investor Limited Partner shall be entitled to any right of indemnification, then , without limiting any other right of the Investor Limited Partner as provided in the Partnership Agreement or any other instrument, the Investor Limited Partner shall have the right to set off against its payment obligations under this Note the sum of (i) the amount of the obligations for which the Investor Limited Partner is entitled to indemnification, and (ii) interest on such amount, from the date on which such right of set-off arises until the date of receipt of the payment in connection with which the right of set-off is asserted, computed at the rate per annum (the "Penalty Rate") which is the lesser of (i) 2% over the Prime Rate, or (ii) the maximum rate permitted by the law of the State.

The debt evidenced by this Note shall be prepayable, in whole or in part, at any time, without penalty.

This note shall be governed, construed and enforced in all respects in accordance with the laws of the State applicable to contracts made and to be performed entirely therein.

Signed and delivered as of the 27th day of March, 1997.
                              ------      -------

                               RELATED CORPORATE PARTNERS V, L.P.

                               By: RCC Asset Managers V, L.L.C.,
                                   Its General Partner

                               By: /s/ Marc D. Schnitzer
                                   --------------------------
                                   Marc D. Schnitzer, Member